Supplement dated October 26, 2006

To Prospectus Supplement dated October 24, 2006

(To Prospectus dated June 8, 2006)

$832,855,000

Fieldstone Investment Corporation

Seller and Sponsor

Fieldstone Mortgage Investment Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer, Trust Administrator and Custodian

Fieldstone Mortgage Investment Trust, Series 2006-3

Issuing Entity

Fieldstone Mortgage Investment Trust Mortgage-Backed Notes, Series 2006-3

The prospectus supplement dated October 24, 2006 to the prospectus dated June 8, 2006 is hereby amended to reflect changes to the ratings issued by S&P for the Class M3, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes. Each of the references to the ratings of each such class of Notes in the prospectus supplement, including specifically the references in “Summary of Terms – The Series 2006-3 Notes” on page S-3 and the ratings charts included in “Summary Information – Ratings” on page S-14 and in “Ratings” on page S-85 is amended to reflect the following revised ratings:

Class M3	AA-
Class M5	A
Class M6	A-
Class M7	BBB+
Class M8	BBB
Class M9	BBB-

Merrill Lynch & Co.

Credit Suisse
Bear, Stearns & Co. Inc.
Lehman Brothers

October 26, 2006